UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective as of October 22, 2014, the Shareholders and the Board of Directors of Sparton Corporation (“Sparton”) approved changes to Sparton’s Amended and Restated Code of Regulations, as amended, to provide that, unless Sparton consents in writing to an alternative forum, the state and federal courts of the State of Ohio will be the sole and exclusive forum for certain derivative and direct shareholder actions.

The amendment is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 28, 2014, Sparton issued a press release announcing that on October 22, 2014 the Board of Directors approved a repurchase by Sparton of up to $5,000,000 of shares of its common stock in open market, block transactions and privately negotiated transactions. The press release, dated October 28, 2014, is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Amendment to Amended and Restated Code of Regulations of Sparton Corporation as approved by the Board of Directors and Shareholders effective October 22, 2014.

Exhibit 99.2	Press Release dated October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: October 28, 2014	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Amendment to Amended and Restated Code of Regulations of Sparton Corporation as approved by the Board of Directors and Shareholders effective October 22, 2014.

Exhibit 99.2	Press Release dated October 28, 2014.